UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 5, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(888) 424-3646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On December 5, 2022, UpHealth, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a specific ratio within a range of 4:1 to 10:1, with the specific ratio to be fixed within this range by the Company’s board of directors (the “Board”) in its sole discretion without further stockholder approval (the “Reverse Stock Split”).

Following the conclusion of the Annual Meeting, on December 5, 2022, the Board determined to fix the Reverse Stock Split ratio at 10:1. The Reverse Stock Split shall be effective as of 4:01 p.m., Eastern Time, on December 8, 2022 (the “Effective Time”), pursuant to the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware.

In connection with the Reverse Stock Split, the CUSIP number of the Common Stock will change to 91532B 200. The Common Stock is expected to begin trading on the New York Stock Exchange on a reverse split-adjusted basis on December 9, 2022.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 150,057,537 shares of Common Stock outstanding and entitled to vote, 106,866,311 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Each of the nominees for Class I director were elected to serve until the Company’s 2025 Annual Meeting of Stockholders or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Withhold
Samuel J. Meckey	102,939,379	3,926,932
Luis Machuca	102,801,624	4,064,687
Mark Guinan	102,803,664	4,062,647

Proposal 2: The stockholders ratified the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, by the votes set forth in the table below:

For	Against	Abstained
98,540,660	1,337,491	6,988,160

Proposal 3: The stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split at a specific ratio within a range of 4:1 to 10:1 to be fixed by the Board, by the votes set forth in the table below:

For	Against	Abstained
99,036,373	7,781,907	48,031

No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01.	Other Events.

On December 5, 2022, the Company issued a press release announcing the approval by the stockholders of the Certificate of Amendment to effect the Reverse Stock Split and the determination by the Board of the ratio and Effective Date of the Reverse Stock Split, entitled “UpHealth to Effect 10:1 Reverse Stock Split”. A copy of the press release is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein by reference.

Also on December 5, 2022, the Company issued a press release announcing the results of the Annual Meeting, entitled “UpHealth Announces Results of First Annual Stockholder Meeting”. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

99.1	Press release, dated December 5, 2022, entitled “UpHealth to Effect 10:1 Reverse Stock Split”.

99.2	Press release, dated December 5, 2022, entitled “UpHealth Announces Results of First Annual Stockholder Meeting”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2022

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer